                                                                     EXHIBIT 2.


              [BALLARD SPAHR ANDREWS & INGERSOLL, LLP LETTERHEAD]





                                 April 30, 1999



A I M Distributors, Inc.
11 Greenway Plaza, Suite 100
Houston, TX 77046-1173


                  Re:  AIM Summit Investors Plans II
                       Registration Statement on Form S-6

Gentlemen:

                  A I M Distributors, Inc. ("AIM Distributors"), a Delaware corporation, is filing with the Securities and Exchange Commission under the Investment Company Act of 1940 a Registration Statement on Form N-8B-2 registering AIM Summit Investors Plans II as a unit investment trust of which AIM Distributors is the principal underwriter and sponsor. AIM Distributors is also filing with the Securities and Exchange Commission under the Securities Act of 1933 a Registration Statement on Form S-6, also covering the registration of AIM Summit Investors Plans II.

                  In connection with our giving this opinion, we have examined the Registration Statements for AIM Summit Investors Plans II and have also examined the custodian agreement, dated April 29, 1999 (the "Custodian Agreement") between AIM Distributors and State Street Bank and Trust Company (the "Custodian") under the terms of which AIM Summit Investors Plans II are issued. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records and other instruments as we have deemed necessary or advisable for purposes of this opinion. As to various questions of fact material to our opinion, we have relied upon information provided by officers of AIM Distributors.

                  Based on the foregoing, it is our opinion that AIM Distributors has duly entered into the Custodian Agreement with the Custodian and that the Custodian Agreement is a valid

A I M Distributors, Inc.
April 30, 1999
Page 2



and binding agreement of AIM Distributors. It is also our opinion that the AIM Summit Investors Plans II, when issued in the manner contemplated by the Custodian Agreement and the Registration Statements, will constitute legal, valid and binding obligations on the part of AIM Distributors.

                  We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the General Corporation Law of Delaware.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement.


                                             Very truly yours,

                                    /s/ Ballard Spahr Andrews & Ingersoll, LLP